Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-214553, 333-214554, 333-217963, 333-232535, 333-237081, 333-254112) of our report dated March 23, 2021 with respect to the consolidated financial statements of Protagenic Therapeutics, Inc. (the “Company”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 23, 2021